As Filed with the Securities and Exchange Commission on January 20, 2006.

REGISTRATION NO. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
______________________________________

FORM S-3

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

China Energy Savings Technology, Inc.
(Exact Name of Registrant as Specified in Its Charter)
Nevada
(State or Other Jurisdiction of Incorporation or Organization)
86-0995730
(I.R.S. Employer Identification Number)
Central Plaza 18 Harbour Road Suite 3203A, 32nd Floor Hong Kong, China (852) 2588-1228
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)
Mr. Kwun-Luen Siu Chief Executive Officer China Energy Savings Technology, Inc. 18 Harbour Road Suite 3203A, 32nd Floor Hong Kong, China (852) 2588-1228
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies of All Communications to:

Elliot H. Lutzker, Esq.
Robinson & Cole LLP
885 Third Avenue
New York, New York 10022
(212) 451-2906

Approximate Date of Commencement of Proposed Sale to the Public: From time to time after the effective date of this registration statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered in connection with dividend or interest reinvestment plans, check the following box. [x].

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [_]

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to Be Registered	Amount To Be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
Common Stock, $.001 par value	10,000,000	$6.95	$69,500,000	$7,436.50

(1) Pursuant to Rule 416, the shares being registered hereunder include such indeterminate number of shares of common stock as may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends or similar transactions.

(3) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933 based upon the average of the high and low prices of the common stock of the Registrant as reported by the Nasdaq National Market on January 17, 2006.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

-ii-

SUBJECT TO COMPLETION, DATED JANUARY 20, 2006

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED.  THESE SECURITIES MAY NOT BE SOLD UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE.  THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

PROSPECTUS
CHINA ENERGY SAVINGS TECHNOLOGY, INC.

10,000,000 shares of Common Stock [LOGO]

We may offer, from time to time in one or more transactions, up to 10,000,000 shares of our common stock, $.001 par value (the “Shares”), at market value. The Shares may be offered to or through underwriters, through agents or dealers, directly to one or more purchasers or through a combination of such methods. We will specify in any accompanying prospectus supplement the offering price and terms of any offering of the Shares, including, but limited to, the names of any underwriters, agents or dealers. The prospectus supplement may also add, update or change information contained in this prospectus. For additional information on the method and manner of sale in which the Shares are being offered and sold, refer to the section entitled “Plan of Distribution” on page 12.

You should read this prospectus and any prospectus supplements carefully before you invest in the Shares. THIS PROSPECTUS MAY NOT BE USED TO CONSUMMATE SALES OF THE SHARES UNLESS IT IS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.

We will use the net proceeds received from the sale of the Shares as described in the section entitled “Use of Proceeds” on page 12.

Our common stock is quoted on the Nasdaq National Market under the symbol “CESV”. The last reported sale price of our common stock on the Nasdaq National Market on January 19, 2006, was $7.44 per share.

Our principal executive offices are located at Central Plaza, 18 Harbour Road, Suite 3203A, 32nd Floor, Hong Kong, China and our telephone number is (852) 2588-1228.

Investing in our common stock involves risks. See “Risk Factors” beginning on page 8.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is __________ __, 2006.

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with different information. We are not making an offer of the Shares in any state where the offer is not permitted. You should not assume that the information contained in this prospectus is accurate as of any date other than the date on the cover page of this prospectus.

________________

FORWARD-LOOKING STATEMENTS

This prospectus, including the information that we incorporate by reference, contains various forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These statements relate to future events or our future financial performance and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to differ materially from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “anticipates,” “believes,” “continue” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “should,” “will,” or the negative of these terms or other comparable terminology. These forward-looking statements may also use different phrases. Discussions containing these forward-looking statements may be found, among other places, in sections entitled “Description of Business” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” incorporated by reference from our most recent annual report on Form 10-K and in our most recent quarterly report on Form 10-Q to be filed subsequent to the filing of our most recent annual report on Form 10-K with the Securities and Exchange Commission, or SEC, as well as any amendments thereto reflected in subsequent filings with the SEC. We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements and you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make. Forward-looking statements include, but are not limited to, statements about:

•	the development and commercialization for our technology and products;

•	our estimates regarding anticipated capital requirements;

•	our expectation of customer orders for our products;

•	our intellectual property;

•	the timing and availability of our products;

•	the energy savings products industry and the related commercial and industrial markets;

•	our business strategy; and

•	general economic conditions in the energy industry and our target markets.

Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. These risks include those risks discussed under the heading “Risk Factors” and elsewhere in this prospectus. Because the factors referred to above could cause actual results or outcomes to differ materially from those expressed in any forward-looking statements made by us or on our behalf, you should not place undue reliance on any forward-looking statements. New factors emerge from time to time, and it is not possible for us to predict which factors will arise. In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. Further, any forward-looking statement speaks only as of the date on which it is made, and, except as required by law, we undertake no obligation to publicly revise our forward-looking statements to reflect events or circumstances that arise after the date of this prospectus or the date of documents incorporated by reference in this prospectus that include forward-looking statements.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the SEC, using a continuous offering process. Under this continuous offering process, we may, from time to time, sell the Shares in one or more offerings. This prospectus provides you with a general description of the securities that we may offer. Each time the Shares are offered, we will provide you with this prospectus and a prospectus supplement containing more specific information about the terms of the Shares being offered. That prospectus supplement may also add, update or change information in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in that prospectus supplement. This prospectus, together with any applicable prospectus supplements, includes all material information relating to this offering. You should carefully read both this prospectus and any prospectus supplement together with the additional information described in the section entitled “Where You Can Find More Information.” THIS PROSPECTUS MAY NOT BE USED TO CONSUMMATE A SALE OF SECURITIES UNLESS IT IS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.

SUMMARY

This summary highlights information contained elsewhere in this prospectus and in the documents incorporated by reference herein and does not contain all of the information you should consider in making your investment decision. You should read this summary together with the more detailed information, including our business information, financial statements and the related notes, incorporated by reference in this prospectus, as well as the information set forth in any prospectus supplement. You should carefully consider, among other things, the matters discussed in the section entitled “Risk Factors.”

Business

We are a Nevada corporation headquartered in Hong Kong, China that invests in, develops, markets, distributes and manufactures energy saving products for use in commercial and industrial settings in China. Since February 1, 2005, we have owned 100% of Starway Management Limited, a British Virgin Islands corporation ("Starway"), which owns all of the equity interests in Shenzhen Dicken Industrial Development Limited, a company incorporated in the Republic of China on November 20, 1996 ("SDID") which, in turn, owns all of the equity interest in Shenzhen Dicken Technology Development Limited, a company incorporated in the Republic of China on November 9, 1999 ("SDTD"). SDID is a 100% foreign-owned enterprise owned by Starway under the laws of the People's Republic of China ("PRC") and responsible for the operation and sales of our products. SDTD is a wholly-owned subsidiary of SDTD and is a limited company incorporated in the PRC and holds the patent on technology used by SDID to manufacture and sell its products and is responsible for the development of energy saving projects of Shenzhen Dicken Group.

The basic technology behind the Company's energy saver products is a soft switching system (the "Switching System") comprised of microprocessors, transformers and timing circuits which are designed to work together to regulate and monitor the flow of electricity from the main electricity delivery units to the device using such electricity. This regulation and monitoring is designed to lower the use of electricity by such devices, but still maintain the performance of such devices. The energy saver products are designed to be easily installed, with no wiring alterations or circuit modifications, and fully automated upon installation.

The Company's Light Saver products include the street light saver, fluorescent light saver and the electricity saving lamp light saver and are the flagship products using our Switching System. SDID has also introduced the Sewing Machine Electricity Saver using the Switching System. Our Sewing Machine Electricity Saver product uses the Switching System to reduce the amount of electricity used in between actual use of the sewing machine. As with the Light Saver products, once the Sewing Machine Electricity Saver products are installed, they are fully automated. SDID has also developed and now sells other products that use the Switching System to create more energy efficient devices. Such products include: the Injection Molding Machine Saver, the Central Air Conditioning Electricity Saver, the Oil Bleed Set Electricity Saver and the Multi User Electricity Saver.

We sell and distribute our products all over China, with offices and sales agents in the cities of Beijing, Shanghai, Chendu, Xi’An and in the provinces of Wu-Han, Guangzhou, Hu-Nan and Ah-Hui. SDID designs, prototypes and manufactures the chipset component of its products at its manufacturing facilities located at Shenzhen Hi-Tech Zone Center Road, Shenzhen City, Guangdong Province, China. SDID’s manufacturing facilities are ISO9001 certified. SDID contacts out the manufacturing and assembling of all other components to subcontractors.

We were originally incorporated under the laws of the State of Nevada on February 14, 2000 as "Rim.com, Inc." On April 6, 2000, we closed our acquisition of Rimmer Computer Inc. ("Rimmer"), an Arizona approved technical service provider for computer hardware and software system manufacturers. Rimmer, however, was only a marginal operating entity and was spun-off in June 2004 as part of the transaction by which the Company acquired control of Starway. On June 6, 2002, we amended our Articles of Incorporation to change our corporate name to Rim Holdings Inc. and further amended our Articles of Incorporation on August 24, 2004, and changed our name to China Energy Savings Technology, Inc.

Our executive offices are located at Central Plaza, 18 Harbour Road, Suite 3203A, 32nd Fl., Hong Kong, China. Our telephone number is (852) 2588-1228. We maintain a web site at the following Internet address: www.cesv-inc.com. The information on our web site is not part of this prospectus.

Unless the context otherwise requires, references in this prospectus to “CESV,” “we,” “us” and “our” refer to China Energy Savings Technology, Inc.

Recent Developments

On January 17, 2006, we announced a change in our executive management team. In connection with such change, our then current Chief Executive Officer (“CEO”) and Chairman of the Board of Directors (the “Board”), Mr. Sun Li, resigned from those positions, but through New Solomon Consultants Limited remains our largest shareholder. In addition to the departure of Mr. Li, Mr. Kwun-Luen Siu was engaged as the new CEO and appointed as Chairman of the Board of Directors.

The Offering

Common Stock offered	10,000,000 shares.

Common Stock outstanding	25,421,853 shares.(1)

Risk factors
Investment in the Shares involves a high degree of risk. You should carefully consider the risk factors described under the section entitled “Risk Factors”, as well as any other information in this prospectus and any prospectus supplement before purchasing any of the Shares. Each of these risk factors could adversely affect our business, operating results and financial condition, as well as adversely affect the value of an investment in our securities.

Use of proceeds
Except as may be provided in an applicable prospectus supplement, we will use the net proceeds from the sale of the Shares primarily for potential acquisitions and the balance for general corporate purposes, including working capital. See section entitled “Use of Proceeds”.

Plan of Distribution
We may sell the Shares to or through underwriters, through agents or dealers, directly to one or more purchasers or through a combination of such methods. We will file a prospectus supplement setting forth the terms of any offering hereunder. See section entitled “Plan of Distribution”.

Nasdaq National Market symbol	CESV.

(1)  The above outstanding share information is based upon shares of our common stock outstanding as of January 11, 2006. As of that date, we had no shares of our common stock issuable upon the exercise of options, warrants, or other convertible securities.

RISK FACTORS

Investing in our securities involves risks. Before investing in our securities, you should carefully consider the following risk factors as well as the other information included and incorporated by reference in this prospectus. If any of the following risks actually occur, our business, financial condition, or results of operations and could be materially and adversely affected. In such cases, the trading price of our securities could decline, and you may lose all or part of your investment.

A DROP IN THE RETAIL PRICE OF ELECTRICAL ENERGY MAY HAVE A NEGATIVE EFFECT ON OUR BUSINESS.

A customer's decision to purchase our products is primarily driven by return on investment resulting from the increased energy savings. Although management believes that current retail energy prices support an attractive return on investment for our products, there can be no assurances that future retail pricing of electrical energy will remain at current levels.

THERE CAN BE NO ASSURANCE THAT WE CAN KEEP UP WITH THE RAPID TECHNOLOGICAL CHANGE IN THE ENERGY SAVINGS PRODUCT INDUSTRY.

We believe that our energy saving products are able to compete in the marketplace based upon, among other things, our intellectual property. Although the Company is developing and marketing its products with what it believes to be state-of-the art technology, these technologies, as well as those under development for future projects are evolving technologies. There is no assurance that any applications of our technologies or those of third parties, if developed, will not be rendered superfluous or obsolete by research efforts and technological advances by others in these fields. As new technologies are developed, we may need to adapt and change our products and services, our method of marketing or delivery or alter our current business in ways that may adversely affect revenue and our ability to achieve our proposed business goals. Accordingly, there is a risk that our technologies at a later date will not support a viable commercial enterprise.

WE MUST CONTINUALLY RESEARCH AND DEVELOP NEW TECHNOLOGIES AND PRODUCTS TO REMAIN COMPETITIVE.

There are approximately 50 companies in China that engage in the production and sale of energy savings products. Many competitors have considerably greater financial, technological, marketing and personnel resources than those currently available to us. We expect competition to intensify in all fields in which we are involved in view of the world’s need to conserve energy.

To achieve our strategy and obtain market share, we will need to continually research, develop and refine new technologies and offer new products. Many factors may limit our ability to develop and refine new products, including access to new products and technologies, as well as marketplace resistance to new products and technology.

WE MAY NOT BE SUCCESSFUL IN OUR PREVIOUSLY COMMENCED DIVERSIFICATION PROJECTS.

To date, our business concerns energy savings products using a soft switching system. We have recently announced several projects (“Projects”) with third parties to develop hydrogen fuel cell generators and Thermo - photovoltaic Cell Technology. Management anticipates that the fuel cell project will require many years and substantial capital to complete, which capital may not be available when needed. We do not expect to be in a position to generate significant revenues from any Project during its research and development stages. If we incur substantial costs for such research and development activities, until such time, if ever, that we derive meaningful revenues from such Projects, it is expected that such costs will have an adverse effect on our profitability, if any. Furthermore, if we enter into arrangements with third parties for the commercial development of such products through license, joint-venture or other agreements, there is no assurance that any product will be successfully manufactured and marketed since we would, in all likelihood, be required to give up control of such activities.

IF WE ARE UNABLE TO ADEQUATELY PROTECT OR ENFORCE OUR RIGHTS TO OUR INTELLECTUAL PROPERTY, WE MAY LOSE VALUABLE RIGHTS, EXPERIENCE REDUCED MARKET SHARE, IF ANY, OR INCUR COSTLY LITIGATION TO PROTECT SUCH RIGHTS.

We generally require our employees, consultants, advisors and collaborators to execute appropriate confidentiality agreements with the Company. These agreements typically provide that all material and confidential information developed or made known to the individual during the course of the individual’s relationship with us be kept confidential and not disclosed to third parties except in specific circumstances. These agreements may be breached, and in some instances, we may not have an appropriate remedy available for breach of the agreements. Furthermore, our competitors may independently develop substantial equivalent proprietary information and techniques, reverse engineer information and techniques, or otherwise gain access to our proprietary technology. In addition, the laws of China may not project proprietary rights to the same extent as U.S. law. Therefore, we may be unable to meaningfully protect our rights in trade secrets, technical know-how and other non-patented technology.

We may have to resort to litigation to protect our rights for certain intellectual property, or to determine their scope, validity or enforceability. Enforcing or defending our rights is expensive and may distract management from its development of the business if not properly managed. Such efforts may not prove successful. There is always a risk that patents, if issued, may be subsequently invalidated, either in whole or in part and this could diminish or extinguish protection for any technology we may license. Any failure to enforce or protect our rights could cause us to lose the ability to exclude others from issuing technology to develop or sell competing products.

WE MUST ATTRACT AND RETAIN HIGHLY SKILLED AND MOTIVATED EMPLOYEES TO SUCCESSFULLY MANAGE OUR GROWTH AND COMPETE IN THE ENERGY SAVINGS MARKETPLACE.

Our ability to manage our growth and operations going forward will depend on, among other things: expanding, training and managing our employee base, including attracting, retaining and motivating highly skilled personnel; developing or outsourcing our customer interface, operations, administration and maintenance systems; and controlling our expenses. We cannot assure that we will succeed in developing all or any of these capabilities.

OUR CURRENT STOCKHOLDERS EXERCISE SUBSTANTIAL CONTROL AND MAY MAKE DECISIONS THAT YOU DO NOT CONSIDER TO BE IN YOUR BEST INTERESTS.

As of January 12, 2006, our executive officers and principal shareholder beneficially owned in the aggregate approximately 56% of the outstanding Common Stock prior to this Offering. It is expected that these individuals will maintain a majority control of the Company. As a result, these stockholders, acting together, will be able to exercise control over all matters requiring approval of the stockholders of the Company.

OUR STOCK PRICE IS HIGHLY VOLATILE

The trading price of our common stock has fluctuated significantly. Our stock price could be subject to wide fluctuations in the future in response to many events or factors, including those discussed in the preceding risk factors relating to our operations, as well as:

•
actual or anticipated fluctuations in operating results, actual or anticipated gross profit as a percentage of net sales, levels of inventory, our actual or anticipated rate of growth and our actual or anticipated earnings per share;

•	changes in expectations as to future financial performance or changes in financial estimates or buy/sell recommendations of securities analysts;

•	changes in governmental regulations or policies in China;

•	our, or a competitor’s, announcement of new products, services or technological innovations;

•	the operating and stock price performance of other comparable companies; and

•	news and commentary emanating from the media, securities analysts or government bodies in China relating to us and to the industry in general.

General market conditions and domestic or international macroeconomic factors unrelated to our performance may also affect our stock price. For these reasons, investors should not rely on recent trends to predict future stock prices or financial results. In addition, following periods of volatility in a company’s securities, securities class action litigation against a company is sometimes instituted. This type of litigation could result in substantial costs and the diversion of management’s time and resources.

PAST ACTIVITIES OF THE COMPANY AND ITS AFFILIATES MAY LEAD TO FUTURE LIABILITY FOR THE COMPANY.

Prior to the acquisition of Starway, the Company engaged in businesses unrelated to its current operations. Although the major shareholders of the Company prior to the acquisition of Starway indemnified Rim Holdings against any loss, liability, claim, damage or expense arising out of or based on any breach of or inaccuracy in any of their representations and warranties made regarding such acquisition, any liabilities relating to such prior business against which the Company is not completely indemnified may have a material adverse effect on the Company.

OUR AUDITORS ARE UNABLE TO EXPRESS AN OPINION ON MANAGEMENT’S ASSESSMENT OR ON THE EFFECTIVENESS OF OUR INTERNAL CONTROLS OVER FINANCIAL REPORTING

In connection with the audit of our financial statements for the fiscal year ended September 30, 2005, we were unable to complete management’s assessment of internal control over financial reporting. Because of that scope limitation, our auditors were unable to perform any procedures required in an audit of internal control over financial reporting or an audit of management’s assessment of the effectiveness of internal control over financial reporting. Until such time as we are able to complete our assessment of internal controls, we can give no assurance that we can prevent or detect misstatements. Also, any projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions or that the degree of compliance with the policies or procedures may deteriorate. While we expect to complete our assessment during the first half of calendar 2006, there can be no assurance of such, which could have a material adverse affect on the accuracy of our financial statements.

RISKS RELATED TO DOING BUSINESS IN THE PRC

ADVERSE CHANGES IN ECONOMIC AND POLITICAL POLICIES OF THE PRC GOVERNMENT COULD HAVE A MATERIAL ADVERSE EFFECT ON THE OVERALL ECONOMIC GROWTH OF CHINA, WHICH COULD ADVERSELY AFFECT OUR BUSINESS.

All of our business operations are conducted in China. Accordingly, our results of operations, financial condition and prospects are subject to a significant degree to economic, political and legal developments in China. China’s economy differs from the economies of most developed countries in many respects, including with respect to the amount of government involvement, level of development, growth rate, control of foreign exchange and allocation of resources. While the PRC economy has experienced significant growth in the past 20 years, growth has been uneven across different regions and among various economic sectors of China. The PRC government has implemented various measures to encourage economic development and guide the allocation of resources. Some of these measures benefit the overall PRC economy, but may also have a negative effect on us. For example, our financial condition and results of operations may be adversely effected by government control over capital investments or changes in tax regulations that are applicable to us. Since early 2004, the PRC government has implemented certain measures to control the pace of economic growth. Such measures may cause a decrease in the level of economic activity in China, which in turn could adversely affect our results of operations and financial condition.

FUTURE FLUCTUATION IN THE VALUE OF THE RENMINBI MAY NEGATIVELY AFFECT OUR ABILITY TO CONVERT OUR RETURN ON OPERATIONS TO U.S. DOLLARS IN A PROFITABLE MANNER AND OUR SALES GLOBALLY.

Until 1994, the Renminbi experienced a gradual but significant devaluation against most major currencies, including U.S. dollars, and there was a significant devaluation of the Renminbi on January 1, 1994 in connection with the replacement of the dual exchange rate system with a unified managed floating rate foreign exchange system. Since 1994, the value of the Renminbi relative to the U.S. Dollar has remained stable and has appreciated slightly against the U.S. dollar. On July 21, 2005, the PRC government changed its decade-old policy of pegging the value of the RMB to the U.S. dollar. Under the new policy, the RMB is permitted to fluctuate within a narrow and managed band against a basket of certain foreign currencies. This change in policy has resulted in an approximately 2.0% appreciation of the RMB against the U.S. dollar. While the international reaction to the RMB revaluation has generally been positive, there remains significant international pressure on the PEC government to adopt an even more flexible currency policy, which could result in a further and more significant revaluation of the RMB against the U.S. dollar. Any significant revaluation of RMB may be attributable to adjustments resulting from the translation of our financial statements, which will be recorded as part of accumulated comprehensive income in shareholders’ equity.

If any devaluation of the Renminbi were to occur in the future, our return on our operations in China, which are expected to be in the form of Renminbi, will be negatively affected upon conversion to U.S. dollars. We attempt to have most future payments, mainly repayments of loans and capital contributions, denominated in U.S. dollars. If any increase in the value of the Renminbi were to occur in the future, the sales of our products in China and in other countries may be negatively affected.

UNCERTAINTIES WITH RESPECT TO THE CHINESE LEGAL SYSTEM MAY ADVERSELY AFFECT US.

Our business is generally subject to laws and regulations applicable to foreign investment in China. Accordingly, our business will be affected by China’s developing legal system. Since 1978, many new laws and regulations covering general economic matters have been promulgated in China, and government policies and internal rules promulgated by governmental agencies may not be published in time, or at all. As a result, we may operate our business in violation of new rules and policies without having any knowledge of their existence. In addition, there are uncertainties regarding the interpretation and enforcement of laws, rules and policies in China. The Chinese legal system is based on written statutes, and prior court decisions have limited precedential value. Because many laws and regulations are relatively new and the Chinese legal system is still evolving, the interpretations of many laws, regulations and rules are not always uniform. Moreover, the relative inexperience of China’s judiciary in many cases creates additional uncertainty as to the outcome of any litigation, and the interpretation of statutes and regulations may be subject to government policies reflecting domestic political changes. Finally, enforcement of existing laws or contracts based on existing law may be uncertain and sporadic, and it may be difficult to obtain swift and equitable enforcement, or to obtain enforcement of a judgment by a court of another jurisdiction. Any litigation in China may be protracted and result in substantial costs and diversion of resources and management’s attention.

USE OF PROCEEDS

Except as may be provided in an applicable prospectus supplement, we will use the net proceeds from the sale of the Shares primarily for potential acquisitions and the balance for general corporate purposes, including working capital.

PLAN OF DISTRIBUTION

We may sell the Shares to or through underwriters, through agents or dealers, directly to one or more purchasers, or through a combination of such methods. A prospectus supplement or supplements will describe the terms of the offering of the Shares, including:

•	the name or names of any underwriters, agents or dealers, if any;

•	the number of Shares involved;

•	the purchase price of the Shares and the proceeds we will receive from the sale;

•	any over-allotment options under which underwriters may purchase additional shares from us;

•	any agency fees or underwriting discounts and other items constituting underwriters’, agents’ or dealers’ compensation;

•	any public offering price;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	other information material to the transaction.

If an underwriter or underwriters are used in the sale of the Shares, they will acquire the Shares for their own account and may resell the Shares from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the Shares will be subject to the conditions set forth in the applicable underwriting agreement. We may offer the Shares to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. If any underwriter or underwriters are utilized in the sale of any of the Shares, unless otherwise set forth in the applicable prospectus supplement, the underwriting agreement will provide that the obligations of the underwriters will be subject to certain conditions precedent and that the underwriters with respect to a sale of such Shares will be obligated to purchase all such Shares if any are purchased. We will describe in the prospectus supplement, among other things, the name the underwriter, the nature of any relationship we may have with the underwriter and any compensation received by the underwriter in connection with the sale of the Shares. The underwriters may be entitled, under the relevant underwriting agreement, to indemnification by us against certain liabilities, including liabilities under the Securities Act of 1933 (the “Securities Act”), and may be customers of, engage in transactions with, or perform services for, us in the ordinary course of business.

The Shares may be offered and sold through agents we designate from time to time. Unless otherwise indicated in the applicable prospectus supplement, any such agent will be acting on a best efforts basis for the period of its appointment. Any such agent may be deemed to be an underwriter, as that term is defined in the Securities Act, of any Shares so offered and sold. Agents may be entitled under agreements which may be entered into with us to indemnification by us against certain liabilities, including liabilities under the Securities Act, and may be customers of, engage in transactions with, or perform services for, us in the ordinary course of business. The name of any such agent and the terms of the transaction will be set forth in a prospectus supplement relating thereto.

If a dealer is utilized in the sale of any Shares in respect of which this prospectus is delivered, we will sell such Shares to the dealer, as principal. The dealer may then resell such Shares to the public at varying prices to be determined by such dealer at the time of resale. Any such dealer may be deemed to be an underwriter, as such term is defined in the Securities Act, of the Shares so offered and sold. Dealers may be entitled, under agreements which may be entered into with us, to indemnification by us against certain liabilities, including liabilities under the Securities Act, and may be customers of, engage in transactions with, or perform services for, us in the ordinary course of business. The name of any such dealer and the terms of the transaction will be set forth in a prospectus supplement relating thereto.

The Shares may also be sold directly by us to a purchaser or purchasers in respect of which this prospectus is delivered. In this case, no underwriters or agents would be involved. We may sell the Shares directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act, with respect to any sale thereof. The terms of any such sales will be described in a prospectus supplement relating thereto.

LEGAL MATTERS

The validity of the securities offered hereby has been passed upon for us by Robinson & Cole LLP, New York, New York.

EXPERTS

The consolidated financial statements of China Energy Savings Technology, Inc. and Subsidiaries as of September 30, 2005 and 2004, and for the related consolidated statements of income and other comprehensive income (loss), shareholders’ equity and cash flows for the year ended September 30, 2005 and the nine months ended September 30, 2004, incorporated by reference in this prospectus and in the registration statement of which this prospectus is a part, from our Annual Report on Form 10-KSB for the year ended September 30, 2005, have been audited by Moore Stephens Wurth Frazer and Torbet, LLP, independent registered public accounting firm, as stated in their report, and have been so incorporated in reliance upon the report given on their authority as experts in accounting and auditing. The financial statements of Starway Management Limited and Subsidiaries, the acquirer of China Energy Savings Technology, Inc., as explained in note 1 in the accompanying financial statements, as of December 31, 2003 and the related consolidated statements of operations and comprehensive loss, changes in stockholders’ equity and cash flows for the two years ended December 31, 2003 and 2002, were audited by Webb & Company, P.A. whose report is dated January 29, 2004.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the Securities and Exchange Commission a registration statement on Form S-3 under the Securities Act with respect to the Shares offered hereby. This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits and schedules filed therewith. For further information about us and the Shares offered hereby, reference is made to the registration statement and the exhibits and schedules filed therewith. Statements contained in this prospectus regarding the contents of any contract or any other document that is filed as an exhibit to the registration statement are not necessarily complete, and each such statement is qualified in all respects by reference to the full text of such contract or other document filed as an exhibit to the registration statement. A copy of the registration statement and the exhibits and schedules filed therewith may be inspected without charge at the public reference room maintained by the SEC, located at 100 F Street, N.E., Washington, D.C. 20549, and copies of all or any part of the registration statement may be obtained from such offices upon the payment of the fees prescribed by the SEC. Please call the SEC at 1-800-SEC-0330 for further information about the public reference room. The SEC also maintains an Internet web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the site is http://www.sec.gov. We also maintain a web site at the following Internet address: www.cesv-inc.com. The information on our web site is not part of this prospectus.

We are subject to the informational requirements of the Exchange Act and, therefore, we file annual, quarterly and current reports, proxy statements and other information with the SEC.  Such periodic reports, proxy statements and other information are available for inspection and copying at the public reference room and web site of the SEC referred to above. Our common stock is quoted on the Nasdaq National Market, and you may also inspect and copy our SEC filings at the offices of the NASD, Inc. located at 1735 K Street, N.W., Washington, D.C. 20006.

You should rely only on the information provided in this prospectus and the registration statement. We have not authorized anyone else to provide you with different information.  The Shares are not being offered in any state where the offer is not permitted.  You should assume that the information in this prospectus is accurate only as of the dates of those documents.  Our business, financial condition, results of operations and prospects may have changed since those dates.

MATERIAL CHANGES

There have been no material changes in the Company’s affairs since September 30, 2005, which have not been described in a report on Form 10-K or Form 8-K.

INCORPORATION BY REFERENCE

The Securities and Exchange Commission allows us to “incorporate by reference” information that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus. Information in this prospectus supersedes information incorporated by reference that we filed with the SEC prior to the date of this prospectus, while information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference into this registration statement and prospectus the documents listed below, and any future filings we will make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934:

1.	Our Annual Report on Form 10-K for the fiscal year ended September 30, 2005;

2.	Our Proxy, filed on July 1, 2005;

3.	Our Current Report on Form 8-K for January 17, 2006; and

4.
The description of our common stock set forth in our registration statement on Form 10-SB, filed with the SEC on July 17, 2000, including any amendments or reports filed for the purposes of updating this description.

We will furnish without charge to you, on written or oral request, a copy of any or all of the documents incorporated by reference, including exhibits to these documents. You should direct any requests for documents to China Energy Savings Technology, Inc., Central Plaza, 18 Harbour Road, Suite 3203A, 32nd Floor, Hong Kong, China, telephone: (852) 2588-1228.

CHINA ENERGY SAVINGS TECHNOLOGY, INC.

10,000,000 Shares of Common Stock

______________

PROSPECTUS

__________, 2006

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution.

The following table sets forth all expenses payable by us in connection with the offering of the securities being registered. All such expenses are being borne by us.

SEC Registration Fee	$7,436.50
NASD filing fee	$7,450.00
Accounting Fees and Expenses*	$10,000.00
Legal Fees and Expenses*	$15,000.00
Miscellaneous Expenses*	$5,113.50

Total*	$45,000.00

* Estimated.

Item 15. Indemnification of Directors and Officers

The following statutes and by-law provisions are the only statutes, charter provisions, by-laws, contracts or other arrangements known to the registrant that insure or indemnify a controlling person, director or officer of the registrant in any manner against liability which he or she may incur in his or her capacity as such.

Sections 78.7502 and 78.751 of the Nevada General Corporation Law ("GCL"), provide that:

1. A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and that, with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful.

2. A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys' fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

3. To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections 1 and 2, or in defense of any claim, issue or matter therein, he must be indemnified by the corporation against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with the defense.

4. Any indemnification under subsections 1 and 2, unless ordered by a court or advanced pursuant to subsection 5, must be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made:

(a) By the stockholders;

(b) By the board of directors by majority vote of a quorum consisting of directors who were not parties to the act, suit or proceeding;

(c) If a majority vote of a quorum consisting of directors who were not parties to the act, suit or proceeding so orders, by independent legal counsel in a written opinion; or

(d) If a quorum consisting of directors who were not parties to the act, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion.

5. The articles of incorporation, the bylaws or an agreement made by the corporation may provide that the expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the corporation. The provisions of this subsection do not affect any rights to advancement of expenses to which corporate personnel other than directors or officers may be entitled under any contract or otherwise by law.

6. The indemnification and advancement of expenses authorized in or ordered by a court pursuant to this section:

(a) Does not exclude any other rights to which a person seeking indemnification or advancement of expenses may be entitled under the articles of incorporation or any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, for either an action in his official capacity or an action in another capacity while holding his office, except that indemnification, unless ordered by a court pursuant to subsection 2 or for the advancement of expenses made pursuant to subsection 5, may not be made to or on behalf of any director or officer if a final adjudication establishes that his acts or omissions involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action.

(b) Continues for a person who has ceased to be a director, officer, employee or agent and inures to the benefit of the heirs, executors and administrators of such a person.

Section 78.752 of the GCL provides that:

1. A corporation may purchase and maintain insurance or make other financial arrangements on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise for any liability asserted against him and liability and expenses incurred by him in his capacity as a director, officer, employee or agent, or arising out of his status as such, whether or not the corporation has the authority to indemnify him against such liability and expenses.

2. The other financial arrangements made by the corporation pursuant to subsection 1 may include the following:

(a) The creation of a trust fund.

(b) The establishment of a program of self-insurance.

(c) The securing of its obligation of indemnification by granting a security interest or other lien on any assets of the corporation.

(d) The establishment of a letter of credit, guaranty or surety.

No financial arrangement made pursuant to this subsection may provide protection for a person adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable for intentional misconduct, fraud or a knowing violation of law, except with respect to the advancement of expenses or indemnification ordered by a court.

3. Any insurance or other financial arrangement made on behalf of a person pursuant to this section may be provided by the corporation or any other person approved by the board of directors, even if all or part of the other person's stock or other securities is owned by the corporation.

4. In the absence of fraud:

(a) The decision of the board of directors as to the propriety of the terms and conditions of any insurance or other financial arrangement made pursuant to this section and the choice of the person to provide the insurance or other financial arrangement is conclusive; and

(b) The insurance or other financial arrangement:

(1) Is not void or voidable; and

(2) Does not subject any director approving it to personal liability for his action, even if a director approving the insurance or other financial arrangement is a beneficiary of the insurance or other financial arrangement.

5. A corporation or its subsidiary which provides self-insurance for itself or for another affiliated corporation pursuant to this section is not subject to the provisions of Title 57 of the Nevada Revised Statutes.

In connection with the indemnification of our directors and officers, Article VII of our Certificate of Incorporation provides in pertinent part as follows:

1. Actions, Suits or Proceedings Other than by or in the Right of the Corporation. The Corporation shall indemnify any person who was or is party or is threatened to be made a party to any threatened, pending or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was a Director, Officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, office, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and, in the case of conduct in his official capacity with the Corporation, in a manner he reasonably believed to be in the best interest of the Corporation, or, in all other cases, that his conduct was at least not opposed to the Corporation's best interests. In the case of any criminal proceeding, he must have had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, determine that the individual did not meet the standard of conduct set forth in this paragraph.

2. Actions or Suits by or in the Right of the Corporation. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a Director, Officer, employee or agent of the Corporation or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorney's fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and, in the case of conduct in his official capacity with the Corporation, in a manner he reasonably believed to be in the best interests of the Corporation and, in all other cases, that his conduct was at least not opposed to the Corporation's best interests; but no indemnification shall be made in respect of any claim, issue or matter as to which such person has been adjudged to be liable for negligence or misconduct in the performance of this duty to the Corporation or where such person was adjudged liable on the basis that personal benefit was improperly received by him, unless and only to the extent that the court in which such action or suit was brought determines upon application that, despite the adjudication of liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnification for such expenses which such court deems proper.

3. Indemnification of Successful Party. To the extent that a Director, Officer, employee or agent of the Corporation has been successful on the merits or otherwise (including, without limitation, dismissal without prejudice) in defense of any action, suit, or proceeding referred to in this Article VII or in defense of any claim, issue, or matter therein, he shall be indemnified against all expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

4. Determination of Right to Indemnification. Any indemnification under (1) or (2) of the Article VII (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the Director, Officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in paragraphs (1) or (2) of this Article VII. Such determination shall be made by the Board of Directors by a majority vote of a quorum consisting of Directors who were not parties to such action, suit or proceeding, or, if such a quorum is not obtainable and a quorum of disinterested Directors so directs, by independent legal counsel in a written opinion, or by the shareholders.

5. Advance of Costs, Charges and Expenses. Cost, charges and expenses (including attorney's fees) incurred in defending a civil or criminal action, suit, or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding as authorized by the Board of Directors as provided in paragraph (4) of this Article VII upon receipt of a written affirmation by the Director, Officer, employee or agent of his good faith belief that he has met the standard of conduct described in paragraphs (1) or (2) of this Article VII, and an undertaking by or on behalf of the Director, Officer, employee or agent to repay such amount unless it is ultimately determined that he is entitled to be indemnified by the Corporation as authorized in this Article VII. The majority of the Directors may, in the manner set forth above, and upon approval of such Director, Officer, employee or agent of the Corporation, authorize the Corporation's counsel to represent such person in any action, suit or proceeding, whether or not the Corporation is a party to such action, suit or proceeding.

6. Settlement. If in any action, suit or proceeding, including any appeal, within the scope of (1) or (2) of this Article VII, the person to be indemnified shall have unreasonably failed to enter into a settlement thereof, then, notwithstanding any other provision hereof, the indemnification obligation of the Corporation to such person in connection with such action, suit or proceeding shall not exceed the total of the amount at which settlement could have been made and the expenses by such person prior to the time such settlement could reasonably have been effected.

7. Other Rights; Continuation of Right to Indemnification. The indemnification provided by this Article VII shall not be deemed exclusive of any other rights to which those indemnified may be entitled under these Articles of Incorporation, any bylaw, agreement, vote of shareholders or disinterested Directors, or otherwise, and any procedure provided for by any of the foregoing, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to person who has ceased to be a Director, Officer, employee or agent and shall inure to the benefit of heirs, executors, and administrators of such a person. All rights to indemnification under this Article VII shall be deemed to be a contract between the Corporation and each director or officer of the Corporation who serves or served in such capacity at any time while this Article VII is in effect. Any repeal or modification of this Article VII or any repeal or modification of relevant provisions of the Nevada Corporation Code or any other applicable laws shall not in any way diminish any rights to indemnification of such Director, Officer, employee or agent or the obligations of the Corporation arising hereunder. This Article VII shall be binding upon any successor corporation to this Corporation, whether by way of acquisition, merger, consolidation or otherwise.

8. Insurance. The Corporation may purchase and maintain insurance on behalf of any person who is or was a Director, Officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provision of this Article VII; provided, however, that such insurance is available on acceptable terms, which determination shall be made by a vote of a majority of the Directors.

9. Savings Clause. If this Article VII or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify each Director, Officer, employee and agent of the Corporation as to any cost, charge and expense (including attorney's fees), judgment, fine and amount paid in settlement with respect to any action, suit or proceeding, whether civil, criminal, administrative or investigative, including an action by or in the right of the Corporation, to the full extent permitted by an applicable portion of this Article VII that shall not have been invalidated and to the full extent permitted by applicable law.

10. Amendment. The affirmative vote of at least two-thirds of the total votes eligible to be cast shall be required to amend, repeal, or adopt any provision inconsistent with, this Article VII. No amendment, termination or repeal of this Article VII shall affect or impair in any way the rights of any Director, Officer, employee or agent of the Corporation to indemnification under the provisions hereof with respect to any action, suit or proceeding arising out of, or relating to, any actions, transactions or facts occurring prior to the final adoption of such amendment, termination or appeal.

Item 16. Exhibits

Exhibit No.	Description

5.1	Opinion of Robinson & Cole LLP

23.1	Consent of Moore Stephens Wurth Frazer and Torbet, LLP

23.2	Consent of Webb & Company, P.A.

23.3	Consent of Robinson & Cole LLP (included in Exhibit 5.1)

24.1	Power of Attorney (included on signature page)

99.1	Accountant's Awareness Letter

Item 17. Undertakings

The undersigned Registrant hereby undertakes:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”);

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, That:

(A) Paragraphs 1(i) and (1)(ii) of this section do not apply if the registration statement is on Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) that are incorporated by reference in the registration statement; and

(B) Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b)) that is part of the registration statement.

(C) Provided further, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is for an offering of asset-backed securities on Form S-1 or Form S-3 and the information required to be included in a post-effective amendment is provided pursuant to Item 1100(c) of Regulation AB.

2.  That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4. For determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the registrant undertakes that in a primary offering of securities of the registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	any preliminary prospectus or prospectus of the registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the registrant;

(iii)	the portion of any other free writing prospectus relating to the offering containing material information about the registrant or its securities provided by or on behalf of the registrant; and

(iv)	any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

5. If the registrant relies on Rule 430A under the Securities Act, registrant will, for purposes of determining any liability under the Securities Act:

(i)
Treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by registrant under Rule 424(b)(1), or (4) or 497(h) under the Securities Act as part of this registration statement as of the time the Commission declared it effective.

(ii)
Treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.

6. That, for the purpose of determining liability under the Securities Act to any purchaser:

A. If the registrant is relying on Rule 430B:

(i)
Each prospectus filed by the undersigned small business issuer pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)
Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

B.	If the registrant is subject to Rule 430C:

Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

7. That, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Signatures

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in Hong Kong, China, on January 19, 2006.

CHINA ENERGY SAVINGS TECHNOLOGY, INC.

By:	/s/ Kwun-Luen Siu
Kwun-Luen Siu
Chief Executive Officer

Power of Attorney

Each such person whose signature appears below hereby appoints Lawrence Yuen-Ming Lok and Lai-Fun Sim, and each of them, each of whom may act without joinder of the other, as his or her true and lawful attorney-in-fact and agent, with full power and substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to execute in the name and on behalf of such person any amendment or any post-effective amendment to this Registration Statement, and any registration statement relating to any offering made in connection with the offering covered by this Registration Statement that is to be effective on filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing appropriate or necessary to be done, as full and for all intents and purposes and he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ Kwun-Luen Siu	Chairman of the Board and	January 19, 2006
Kwun-Luen Siu	Chief Executive Officer
(Principal Executive Officer)

/s/ Lawrence Yuen-Ming Lok	Chief Financial Officer (Principal Accounting and Financial Officer) and	January 19, 2006
Lawrence Yuen-Ming Lok	Director

/s/ Lai-Fun Sim	Corporate Secretary and Director	January 19, 2006
Lai-Fun Sim

Director
Paul Risberg

/s/ Jing-Wen Pang	Director	January 19, 2006
Jing-Wen Pang

/s/ Wing Sze Yau	Director	January 19, 2006
Wing Sze Yau

/s/ Shao Guang Tan	Director	January 19, 2006
Shao Guang Tan

INDEX OF EXHIBITS

Exhibit No.	Description

5.1	Opinion of Robinson & Cole LLP

23.1	Consent of Moore Stephens Wurth Frazer and Torbet, LLP

23.2	Consent of Webb & Company, P.A.

23.3	Consent of Robinson & Cole LLP (included in Exhibit 5.1)

24.1	Power of Attorney (included on signature page)

99.1	Accountant’s Awareness Letter